Exhibit 10.2

AMENDED AND RESTATED

OPERATING AGREEMENT OF

INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC

DATED AS OF

SEPTEMBER 29, 2003

- i -

- ii -

AMENDED AND RESTATED

OPERATING AGREEMENT

OF

INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC

This OPERATING AGREEMENT is made and entered into as of September 29, 2003, by INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC, a Delaware limited liability company (the “Company”), COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC., an Ohio corporation (“Coaxial”), and INSIGHT MIDWEST HOLDINGS, LLC, a Delaware limited company (“Holdings”).

RECITALS

A. The Company was formed on July 23, 1998 pursuant to the Delaware Limited Liability Company Act (the “Act”), and the then members thereof and certain other parties entered into an Operating Agreement dated as of August 21, 1998, as amended and restated as of August 8, 2000 (the “Old Agreement”).

B. Pursuant to a Conversion Agreement dated as of September 26, 2003, the preferred membership interest in the Company owned by Coaxial was converted into a common membership interest.

C. Pursuant to an Assignment Agreement dated as of September 29, 2003, Insight Holdings of Ohio LLC assigned its membership interest in the company to Holdings.

D. Holdings now holds a 18% common interest in the Company and Coaxial holds a 82% common interest in the Company.

E. The parties hereto wish to amend and restate the Old Agreement in its entirety as set forth herein in order and to appropriately regulate the affairs of the Company, the conduct of its business, and the relations of the Members and the Company.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Terms Defined in this Section. For purposes of this Agreement, the following terms shall have the following meanings (all terms used in this Agreement that are not defined in this Section 1.1 shall have the meanings set forth elsewhere in this Agreement as indicated in Section 1.2, except as otherwise provided in this Agreement):

“Adjusted Capital Account Deficit” shall mean, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(i) increase such Capital Account by any amounts which such Member is obligated to contribute to the Company (pursuant to the terms of this Agreement or otherwise) or is deemed to be obligated to contribute to the Company pursuant to Regulations Sections 1.704-2 (g) (1) and 1.704-2 (i) (5) ; and

(ii) reduce such Capital Account by the amount of the items described in Regulations Sections 1.704-1 (b) (2) (ii) (d) (4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit generally is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Agreement” means this Agreement, as it may be amended from time to time.

“Business Day” means any day (other than a day that is a Saturday or Sunday) on which banks are permitted to be open for business in the State of New York.

“Capital Account” shall mean the accounts established on the books of the Company pursuant to Section 3.2.

“Capital Contribution” means, with respect to a Member, the amount of money and the net fair market value of property contributed to the Company pursuant to this Agreement.

“Certificate” means the certificate of formation filed with respect to the Company pursuant to the Act.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any subsequent federal law of similar import, and, to the extent applicable, the Treasury Regulations.

“Depreciation” shall mean, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery reduction allowable with respect to a Company asset for such year or other period.

“Fiscal Year” means the fiscal year of the Company, which shall be the calendar year.

“Interest Ownership Percentage” shall mean, with respect to any Member at any time, the percentage derived by dividing (i) such Member’s Capital Account at such time by (ii) the aggregate Capital Accounts of all Members at such time.

“Management Agreement” means the Management Agreement entered into pursuant to Section 6.1 between the Company and the Manager, as it may be amended from time to time.

“Manager” means the manager of the Company appointed pursuant to Section 6.1 hereof.

“Member” means each of Coaxial and Holdings in its capacity as a Member of the Company or any other Person that succeeds to their respective Membership Interest and is admitted as a Member in accordance with the provisions of this Agreement, and any additional Person that is admitted as a Member in accordance with the provisions of this Agreement.

“Membership Interest” means the entire ownership interest of the Member in the Company at any particular time, including all of its rights and obligations hereunder and under the Act.

“Net Income” shall mean all income for federal taxable income purposes minus reasonable reserves that the Manager determines are necessary to meet ongoing liabilities and other obligations of the Company.

“Person” shall mean an individual, partnership, joint venture, association, corporation, trust, estate, limited liability company, limited liability partnership, or other legal entity.

“Profits” and “Losses” shall mean, for each fiscal year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (and for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Subsection shall be added to such taxable income or loss;

(ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise required to be taken into account in computing Profits or Losses pursuant to this Subsection, shall be subtracted from such taxable income or loss;

(iii) Gain or loss resulting from the disposition of an asset with respect to which gain or loss is recognized for federal income tax purposes shall be determined by reference to the value at which such asset is carried on the books of the Company;

(iv) Depreciation shall be adjusted as required by reference to Regulations Section 1.704-1(b)(2)(iv)(g)(3); and

(v) In the event that the value at which any asset is carried on the books of the Company is adjusted under Regulations Section 1.704-1(b)(2)(iv)(g), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset.

“Regulations” shall mean the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Subsidiary” means, at any time, any Person that is controlled by the Company at such time.

“Transferee” means any Person that acquires a Membership Interest from a Member in accordance with the provisions of this Agreement.

1.2 Terms Defined Elsewhere in this Agreement.

For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

Term	Section
Act	Recital A
Company	Preamble
Coaxial	Preamble
Indemnified Persons	Section 9.1
Holdings	Preamble
Transfer	Section 7.1(a)

1.3 Terms Generally.

The definitions in Section 1.1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun includes the corresponding masculine, feminine, and neuter forms. The words “include,” “includes,” and “including” are not limiting. Any reference in this Agreement to a “day” or number of “days” (without the explicit qualification of “Business”) shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

ARTICLE 2

FORMATION AND PURPOSE

2.1 Formation.

The Company was formed on July 23, 1998 as a limited liability company pursuant to the Act. The parties agree to continue the Company as a limited liability company pursuant to the provisions of the Act. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of the Members are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

2.2 Name.

The name of the Company is Insight Communications of Central Ohio, LLC. The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Manager deems appropriate or advisable. The Company shall file any assumed name certificates and similar filings, and any amendments thereto, that the Manager considers appropriate or advisable. Such names and any trade or service names, marks, emblems or logos used by the Company shall be exclusive property of the

Company and no Person shall have any right to use, and the Members agree not to use, any of said names, marks, emblems or logos other than on behalf of the Company (other than any of the foregoing that incorporates the name “Insight” or any variant thereof, which shall remain the exclusive property of Insight Communications Company, Inc. and its affiliates and may be used by Insight Communications Company, Inc. and its affiliates without limitation).

2.3 Principal and Registered Office.

The office required to be maintained by the Company in the State of Delaware pursuant to Section 18-104 of the Act shall initially be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The resident agent of the Company pursuant to Section 18-104 of the Act shall initially be The Corporation Trust Company. The Company may, upon compliance with the applicable provisions of the Act, change its principal office or resident agent from time to time in the discretion of the Manager. The principal office of the Company shall be located at 810 Seventh Avenue, New York, New York 10019, or at such other place as the Manager shall from time to time designate. The Company may conduct business at such additional places as the Manager shall deem advisable.

2.4 Term.

The term of the Company commenced when the Certificate was filed with the Secretary of State of Delaware, and shall continue until December 31, 2058, unless sooner terminated as provided in this Agreement.

2.5 Purposes of Company.

The purposes of the Company are:

(a) to engage in the business, directly or indirectly through interests in one or more Subsidiaries, of acquiring, developing, owning, operating, managing, and selling cable television systems in the State of Ohio;

(b) to acquire, develop, own, operate, manage, and sell additional cable television systems in such other States as the Manager may determine;

(c) to acquire, develop, own, operate, manage, and sell, or invest in, businesses related to and ancillary to the ownership and operation of the cable television systems referred to above (including, but not limited to, high speed data service, internet access, telephony services and other telephony-related investments or businesses, and video wireless services and wireless communications services and other wireless-related investments or businesses;

(d) to conduct other businesses as determined by the Manager;

(e) in connection with the businesses described in Section 2.5(a)-(d), to possess, transfer, mortgage, pledge, or otherwise deal in, and to exercise all rights, powers, privileges, and other incidents of ownership or possession with respect to securities or other assets held or owned by the Company, and to hold securities or assets in the name of a nominee or nominees;

(f) in connection with the businesses described in Section 2.5(a)-(d), to borrow or raise money, and from time to time to issue, accept, endorse, and execute promissory notes, loan agreements, options, stock purchase agreements, contracts, documents, checks, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance, or assignment in trust of, the whole or any part of the property of the Company whether at the time owned or thereafter acquired and to guarantee the obligations of others and to sell, pledge, or otherwise dispose of such bonds or other obligations of the Company for its purposes;

(g) in connection with the businesses described in Section 2.5(a)-(d), to guarantee the obligations of others in connection with the purchase or acquisition by the Company of securities or assets;

(h) to maintain an office or offices in such place or places as the Manager shall determine and in connection therewith to rent or acquire office space, engage personnel, and do such other acts and things as may be necessary or advisable in connection with the maintenance of such office, and on behalf of and in the name of the Company to pay and incur reasonable expenses and obligations for legal, accounting, investment advisory, consultative and custodial services, and other reasonable expenses including taxes, travel, insurance, rent, supplies, interest, salaries and wages of employees, and all other reasonable costs and expenses incident to the operation of the Company;

(i) to form and own one or more corporations, trusts, partnerships or other entities (but no entity so formed or owned, while it is a Subsidiary, may do what the Company is prohibited by this Agreement from doing); and

(j) to own, lease, or otherwise acquire any and all assets and services related to the foregoing purposes and to engage in such other activities related either directly or indirectly to the foregoing purposes as may be necessary, advisable, or appropriate, in the opinion of the Members, for the promotion or conduct of the business of the Company.

2.6 Certificate.

The Members shall cause any amendment to the Certificate required under the Act to be filed or recorded with the Secretary of State of Delaware and in any other public office where filing or recording is required or is deemed by the Manager to be advisable.

2.7 Address of the Members.

The address of each of the Members is 810 7th Avenue, New York, New York 10019, Attention: Michael S. Willner, Facsimile: (917) 286-2301.

2.8 Foreign Qualification.

The Manager and the Members shall take all necessary actions to cause the Company to be authorized to conduct business legally in all appropriate jurisdictions, including registration or qualification of the Company as a foreign limited liability company in those jurisdictions that provide for registration or qualification and the filing of a certificate of limited liability company in the appropriate public offices of those jurisdictions that do not provide for registration or qualification.

ARTICLE 3

CONTRIBUTIONS AND CAPITAL ACCOUNTS

3.1 Initial Contributions. Upon the execution of this Agreement, each Member shall begin with the Membership Interest and Capital Account which it had under the Old Agreement.

3.2 Maintenance of Capital Accounts. The Manager shall cause the Company to continue to maintain a Capital Account for each Member, in accordance with the rules set forth in Section 704(b) of the Code and the Regulations thereunder, or their successor provisions. Such Capital Account shall be:

(a) Increased by:

(1) The Member’s Capital Contributions; and

(2) All items of Company income and gain (including income and gain exempt from tax) allocated to the Member pursuant to Article 5 or other provisions of this Agreement); and

(b) Decreased by:

(1) The amount of cash distributed to the Member; and

(2) All items of Company deduction and loss allocated to the Member pursuant to Article 4 or other provisions of this Agreement.

3.3 Special Rules With Respect To Capital Accounts.

(a) For purposes of computing the balance in a Member’s Capital Account, except as otherwise provided in this Agreement, no credit shall be given for any Capital Contribution which the Member is to make until such Contribution is actually made.

(b) The foregoing provisions of this Article and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations section. To the extent such provisions are inconsistent with such Regulations section or are incomplete with respect thereto, Capital Accounts shall be maintained in accordance with such Regulations section.

3.4 Withdrawal of Capital. No Member shall be entitled to withdraw any part of its Capital Account or to receive any distribution from the Company, except as provided in this Agreement.

3.5 Additional Contributions.

(a) No Member shall be required to (i) make any additional Capital Contributions, (ii) make any loan, or (iii) cause to be loaned any money or assets to the Company.

(b) In the event that the Capital Contributions together with the Company’s revenues are insufficient to pay the Company’s expenses, the Members may contribute to the Company such amounts of additional capital as the Members deem appropriate. Each Member shall receive a credit to its Capital Account in the amount of any additional capital which such Member contributes to the Company.

3.6 Return of Contributions.

A Member shall not have the right to demand a return of all or any part of its Capital Contribution during the term of the Company, and any return of the Capital Contribution of a Member shall be made solely from the assets of the Company and only in accordance with the terms of this Agreement. No interest shall be paid to any Member with respect to its Capital Contribution to the Company.

ARTICLE 4

ALLOCATION OF PROFITS AND LOSSES

4.1 Allocations of Profits and Losses.

(a) Except as otherwise provided in this Agreement, the Profits for each Fiscal Year shall be allocated among the Members in proportion to their Interest Ownership Percentage.

(b) Losses shall be allocated among the Members, in proportion to their Interest Ownership Percentage.

4.2 Qualified Income Offset.

If any Member unexpectedly receives any adjustments, allocation or distributions described in clauses (4), (5) or (6) of Regulations Section 1.704-1(b)(2)(ii)(d), items of Company income shall be specially allocated to such Member in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 4.2 is intended to constitute a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d)(3).

ARTICLE 5

DISTRIBUTIONS OF INCOME

5.1 Distributions of Net Income. Upon the determination of the Manager, the Company may distribute (at the times determined by the Manager) so much of the Company’s Net Income as is not, in the opinion of the Manager, necessary for the conduct of the Company’s business, after setting aside such amounts as the Manager deems necessary to create adequate reserves for future capital or operating needs of the Company; provided, that the Company shall use its best efforts to make cash distributions to the Members each year to enable them to pay any income taxes attributable to their distributive shares of Profits, net of their distributive shares of Losses not previously offset by other allocations of Profits. Distributions shall first be allocated to funds advanced to the Company by the Members as a lender to the extent of such advances including interest thereon, if any, and then to the Members, pro rata, in proportion to their Interest Ownership Percentage. Notwithstanding any other provision of this Agreement to the contrary, no distribution shall be made that would render the Company insolvent or which is prohibited by the Act.

ARTICLE 6

AUTHORITY OF THE MANAGER;

OTHER MATTERS AFFECTING MEMBERS

6.1 Appointment of Manager.

Insight Communications Company, L.P., a Delaware limited partnership, is hereby appointed as Manager of the Company, to serve until removed by vote of the Members or its earlier resignation. The Company and the Manager shall enter into a Management Agreement with respect to the Manager’s duties and compensation.

6.2 Authority of Manager.

The business of the Company shall be managed by the Manager pursuant to the provisions of this Agreement and the Management Agreement. The Manager shall have exclusive authority and full discretion with respect to the management of the business of the Company and the Subsidiaries.

6.3 Limited Liability.

No Member shall be bound by or personally liable for the expenses, liabilities, or obligations of the Company. In no event shall a Member be required to make up a deficiency in its Capital Account upon the dissolution and termination of the Company.

6.4 Return of Distributions of Capital.

A Member may, under certain circumstances, be required by law to return to the Company, for the benefit of the Company’s creditors, amounts previously distributed. The Members shall be obligated by this Agreement to pay those distributions to or for the account of the Company or any creditor of the Company. Any payment returned to the Company by a Member or made directly by a Member to a creditor of the Company shall be deemed a Capital Contribution by the Member.

ARTICLE 7

TRANSFER OF MEMBERSHIP INTERESTS

7.1 Transferees.

(a) No sale, assignment, transfer or other disposition (any or all of the foregoing, a “Transfer”) of a Membership Interest will be effective nor will any purported Transferee become a Member or otherwise be entitled to any attributes of ownership of the Company purportedly Transferred unless such Transfer is made in accordance with the provisions of this Article 7 and the transferor and Transferee have complied with the following conditions:

(1) the transferor has executed and delivered to the Company a copy of the assignment of the Membership Interest to Transferee in form and substance satisfactory to the Company;

(2) the Transferee becomes a party to this Agreement, assumes all of the obligations hereunder of its transferor and agrees to be bound by the terms and conditions hereof in the same manner as the transferor.

(b) Upon compliance with Section 7.1(a), any Transferee shall be substituted as a Member for, and shall enjoy the same rights and be subject to the same obligations as, its predecessor as a Member hereunder.

(c) If there is a permitted Transfer of a Membership Interest under this Agreement:

(1) A Transferee’s percentage interest in the Company shall equal the percentage interest transferred to it by the transferring Member; and

(2) A Transferee’s Capital Account shall initially be equal to the Capital Account balance transferred to it by the transferring Member.

7.2 Other Consents and Requirements.

Any Transfer must be in compliance with all requirements imposed by any state securities administrator having jurisdiction over the Transfer and the United States Securities and Exchange Commission.

7.3 Assignment Not In Compliance.

Any Transfer in contravention of any of the provisions of this Article 7 (whether voluntarily, involuntarily or by operation of law) shall be void and of no effect, and shall neither bind nor be recognized by the Company.

7.4 Pledge of Membership Interest.

Notwithstanding Section 7.1, a Member may pledge its Membership Interest to secure any indebtedness of the Company or its Subsidiaries that are owned at least 99.999% by the Company, provided that if a secured party under any such pledge enforces its rights against the Membership Interest of the Member, any assignment, transfer or other disposition of the Membership Interest to such secured party shall constitute a Transfer which is subject to Sections 7.1, 7.2 and 7.3.

ARTICLE 8

DISSOLUTION AND LIQUIDATION OF COMPANY

8.1 Events of Dissolution.

The Company shall be dissolved upon the happening of any of the following events:

(a) the expiration of the term of the Company as set forth in Section 2.4;

(b) the sale, exchange, involuntary conversion, or other disposition or transfer of all or substantially all of the assets of the Company;

(c) upon determination by either Member; or

(d) subject to any provision of this Agreement that limits or prevents dissolution, the happening of any event that, under applicable law, causes the dissolution of a limited liability company.

8.2 Liquidation.

(a) Upon dissolution of the Company for any reason, the Company shall immediately commence to wind up its affairs. A reasonable period of time shall be allowed for the orderly termination of the Company’s business, discharge of its liabilities, and distribution or liquidation of the remaining assets so as to enable the Company to minimize the normal losses attendant to the liquidation process.

(b) Liquidation of the assets of the Company shall be managed on behalf of the Company by the Manager.

(c) The property and assets of the Company and the proceeds from the liquidation thereof shall be applied in the following order of priority:

(1) first, to payment of the debts and liabilities of the Company, in the order of priority provided by law (including any loans by any Member to the Company) and payment of the expenses of liquidation;

(2) second, to setting up of such reserves as the Manager may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company or any obligation or liability not then due and payable; provided, however, that any such reserve shall be paid over by the Manager into a Company account or a liquidating trust account established for such purpose, to be held in such account for the purpose of disbursing such reserves in payment of such liabilities, and, at the expiration of such holdback period as the Members shall deem advisable, to distribute the balance thereafter remaining in the manner hereinafter provided; and

(3) finally, to payment to the Members in accordance with their respective Capital Account balances. The distributions pursuant to this Section 8.2(c)(3) shall, to the extent possible, be made prior to the later of the end of the Fiscal Year in which the dissolution occurs or the ninetieth day after the date of dissolution, or such other time period which may be permitted under Treasury Regulations Section 1.704-1(b)(2)(ii)(b).

ARTICLE 9

INDEMNIFICATION

9.1 General.

The Company shall indemnify, defend, and hold harmless the Manager, the Members and their respective members, partners, officers, directors, shareholders, employees, and agents, and the employees, officers, and agents of the Company (all indemnified persons being referred to as “Indemnified Persons” for purposes of this Article 9), from any liability, loss, or damage incurred by the Indemnified Person by reason of any act performed or omitted to be performed by the Indemnified Person in connection with the business of the Company, including costs and attorneys’ fees (which attorneys’ fees may be paid as incurred) and any amounts expended in the settlement of any claims of liability, loss, or damage; provided, however, that, if the liability, loss, damage, or claim arises out of any action or inaction of an Indemnified Person, indemnification under this Section 9.1 shall not be available if the action or inaction is finally adjudicated to have constituted fraud, gross negligence, breach of fiduciary duty (which shall not be construed to encompass mistakes in judgment or any breach of any Indemnified Person’s duty of care that did not constitute gross negligence), or willful misconduct by the Indemnified Person. The Company may pay for insurance covering liability of the Indemnified Persons for negligence in the operation of the Company’s affairs.

9.2 Exculpation.

No Indemnified Person shall be liable, in damages or otherwise, to the Company or any Member for any loss that arises out of any act performed or omitted to be performed by it or him pursuant to the authority granted by this Agreement unless the conduct of the Indemnified Person is finally adjudicated to have constituted fraud, gross negligence, breach of fiduciary duty (which shall not be construed to encompass mistakes in judgment or any breach of any Indemnified Person’s duty of care that did not constitute gross negligence), or willful misconduct by such Indemnified Person.

9.3 Persons Entitled to Indemnity.

Any Person who is within the definition of “Indemnified Person” at the time of any action or inaction in connection with the business of the Company shall be entitled to the benefits of this Article 9 as an “Indemnified Person” with respect thereto, regardless of whether such Person continues to be within the definition of “Indemnified Person” at the time of his or its claim for indemnification or exculpation hereunder.

9.4 Procedure Agreements.

The Company may enter into agreements with any Member, any of the employees, officers, and agents of the Company, any of the officers, directors, shareholders, employees, and agents of any Member, and any Indemnified Person, setting forth procedures for implementing the indemnities provided in this Article 9.

ARTICLE 10

BOOKS, RECORDS, ACCOUNTING, AND REPORTS

10.1 Books and Records.

The Company shall maintain at its principal office all of the following:

(a) A current list of the full name and last known business or residence address of each Member together with the Capital Contributions and Membership Interest of each Member;

(b) A copy of the Certificate, this Agreement, and any and all amendments to either thereof, together with executed copies of any powers of attorney pursuant to which any certificate or amendment has been executed;

(c) The audited financial statements of the Company for the six most recent Fiscal Years; and

(d) The Company’s books and records for at least the current and past three Fiscal Years.

10.2 Other Filings.

The Company, at Company expense, shall also prepare and timely file, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed by the Company with those entities under then current applicable laws, rules, and regulations. The reports shall be prepared on the accounting or reporting basis required by the regulatory bodies.

ARTICLE 11

AMENDMENTS AND WAIVERS

11.1 Amendments to Operating Agreement.

(a) This Agreement may be modified or amended with the consent of all of the Members.

(b) The Company shall prepare and file any amendment to the Certificate that may be required to be filed under the Act as a consequence of any amendment to this Agreement.

11.2 Waivers.

The observance or performance of any term or provision of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) by the party entitled to the benefits of such term or provision.

ARTICLE 12

MISCELLANEOUS

12.1 General.

This Agreement: (a) shall be binding on the executors, administrators, estates, heirs, and legal successors of the Members; (b) shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles thereunder; (c) may be executed in more than one counterpart as of the day and year first above written; and (d) contains the entire agreement between the parties as to the subject matter of this Agreement. The waiver of any of the provisions, terms, or conditions contained in this Agreement shall not be considered as a waiver of any of the other provisions, terms, or conditions of this Agreement.

12.2 Notices, Etc.

All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given or delivered upon personal delivery, confirmation of telex or telecopy, or receipt (which may be evidenced by a return receipt if sent by registered mail), addressed to each Member or the Company at 810 Seventh Avenue, New York, New York 10019, Attention: Michael S. Willner, Facsimile: (917) 286-2301.

12.3 No Third-Party Beneficiaries.

This Agreement is not intended to, and shall not be construed to, create any right enforceable by any Person not a party hereto, including any partner or member of a Member or any creditor of the Company or a Member.

12.4 Headings.

The headings herein are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day first heretofore mentioned.

INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC

By:	/s/ Elliot Brecher
Elliot Brecher, Senior Vice President and General Counsel

COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC.

By:	/s/ Elliot Brecher
Elliot Brecher, Senior Vice President and General Counsel

INSIGHT MIDWEST HOLDINGS, LLC

By:	/s/ Elliot Brecher
Elliot Brecher, Senior Vice President and General Counsel